THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.


                              CONVERTIBLE DEBENTURE


$300,000.00                                                     OCTOBER 29, 1996


Two (2) years after date, The Lehigh Group Inc., located at 810 Seventh Avenue, New York, NY 10019, (the "Company") promises to pay to the order of First Medical Corporation, located at 1055 Washington Blvd., Stamford, CT 06901 ("Lender"), the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) with interest at the rate of two (2%) percent per annum over the prime lending rate of Chase Manhattan Bank., N.A. Interest on the principal amount of this Debenture shall be paid monthly, beginning on the 1st day of the month following execution of the Agreement and Plan of Merger of even date herewith between the Company, Lender and Lehigh Management Corp. (the "Merger Agreement") and monthly thereafter on the first day of each subsequent month next ensuing through and including 24 months thereafter. On the 24th month, the outstanding principal balance and all accrued interest shall become due and payable.

CONVERSION

Lender shall have the right to convert the principal amount of this debenture into the common stock of the Company within one year from the effective date of the merger between a subsidiary of the Company and the Lender.

COLLATERAL

In addition to the foregoing, the Company shall not be permitted to consummate any other business combination until Lender has been repaid whatever amounts are outstanding under this debenture.

COVENANTS OF COMPANY

   A. The Company covenants and agrees that, so long as this Debenture shall be outstanding, it will:

         (i) Promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof:
PROVIDED, HOWEVER, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

         (ii) Do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company.

         (iii) At all times reasonably maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto as shall be reasonably required in the conduct of its business;

         (iv) To the extent necessary for the operation of its business, keep adequately insured by all financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

         (v) At all times keep true and correct books, records and accounts.

EVENTS OF DEFAULT

   1. This Debenture shall become and be due and payable upon written demand made by the holder hereof if one or more of the following events, herein called events of default, shall happen and be continuing:

         (i) Default in the payment of the principal and accrued interest on this Note when and as the same shall become due and payable.

         (ii) Default in the due observance or performance of any material covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof and such default shall continue uncured for thirty (30) days after written notice thereof, specifying such default, shall have been given to the Company by the Lender.

         (iii) Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company or of its property;

         (iv) General assignment by the Company for the benefit of creditors;

         (v) Filing by the Company of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors; and

         (vi) Entering against the Company of a court order approving a petition filed against it under the Federal bankruptcy laws, which order shall not been vacated or set aside or otherwise terminated within sixty (60) days.

   2. The Company agrees that notice of the occurrence of any event of default will be promptly given to the holder at this or her registered address by certified mail.

CLOSING

The advance of funds the repayment of which is provided for herein (the "Closing") shall take place at the office of the Company at 810 Seventh Ave.-27F, NY NY 10019 simultaneously with the execution of the Merger Agreement.

At Closing the Lender shall deliver to the Company, a certified or cashier's check made payable to the order of the Company in the amount of $300,000.

The obligations of the parties hereto shall be governed by the laws of the State of New York.


Dated:  October 29, 1996

FIRST MEDICAL CORPORATION               THE LEHIGH GROUP INC.


By: /s/ Dennis Sokol                    By: /s/ Salvatore J. Zizza,
   ---------------------------          ---------------------------
     Dennis Sokol,                           Salvatore J. Zizza,
     Chairman of the Board                   President


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